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Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Subsidiary Name	State or Other Jurisdiction of Incorporation or Organization
Animas Valley Mall, LLC	Delaware
Bay Shore GP, LLC	Delaware
Bay Shore Mall, LP	Delaware
Birchwood Mall, LLC	Delaware
Boulevard Anchor Acquisition, LLC	Delaware
Boulevard Mall, LLC	Delaware
Cache Valley, LLC	Delaware
Chula Vista Center, LP (f/k/a Chula Vista Center, LLC)	Delaware
Chula Vista GP, LLC	Delaware
Collin Creek Anchor Acquisition, LLC	Delaware
Collin Creek Mall, LLC	Delaware
Colony Square Mall, LLC	Delaware
GGP Loan Acquisition, LLC	Delaware
GGP-Gateway Mall L.L.C.	Delaware
Knollwood Mall, LLC	Delaware
Lakeland Square Anchor Acquisition, LLC	Delaware
Lakeland Square Mall, LLC	Delaware
Lansing Mall, LLC	Delaware
Mall St. Vincent, LLC	Delaware
NewPark Anchor Acquisition, LLC	Delaware
NewPark GP, LLC	Delaware
NewPark Mall, LP	Delaware
North Plains Mall, LLC	Delaware
Pierre Bossier Mall, LLC	Delaware
Rouse GP, LLC	Delaware
Rouse Holding, Inc.	Delaware
Rouse Holding TRS, Inc.	Delaware
Rouse Pledged, LLC	Delaware
Rouse Pledgor, LLC	Delaware
Rouse Properties, LP	Delaware
Rouse Properties TRS, Inc. (f/k/a Rouse Properties, Inc.)	Delaware
Sierra Vista Mall, LLC	Delaware
Sikes Senter, LLC	Delaware
Silver Lake Mall, LLC	Delaware
Southland Center, LLC	Delaware
Southland GP, LLC	Delaware
Southland Mall Anchor Acquisition, LP	Delaware
Southland Mall Anchor GP, LLC	Delaware
Southland Mall, L.P.	Delaware
Spring Hill Anchor Acquisition, LP	Delaware
Spring Hill Mall L.L.C.	Delaware
Steeplegate Mall, LLC	Delaware
Three Rivers Mall, L.L.C.	Delaware
Tracy Mall Partners, L.P.	Delaware
Tracy Mall Partners I L.L.C.	Delaware
Valley Hills Mall L.L.C.	Delaware
Vista Ridge Mall, LLC	Delaware
Washington Park Mall, LLC	Delaware
Westwood Mall, LLC	Delaware
White Mountain Mall, LLC	Delaware

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SUBSIDIARIES OF THE REGISTRANT